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                                                                     EX-99.B(11)


                          INDEPENDENT AUDITORS' CONSENT


Total Return U.S. Treasury Fund, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 16 to the Registration Statement No. 33-12179 of Total Return U.S. Treasury Fund, Inc. of our report dated November 21, 1997, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which also are a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
_________________________
DELOITTE & TOUCHE LLP
Princeton, NJ

February 23, 1998